LAW OFFICES
                             KOLESAR & LEATHAM, CHTD.                TELEPHONE
                          Wells Fargo Financial Center             702/362-7800
                            3320 West Sahara Avenue
                                   Suite 380                        TELECOPIER
                            LAS VEGAS, NEVADA 89102                702/362-9472





                                 April 27, 2004



Actuant Corporation
6100 North Baker Road
Milwaukee, WI  53209

         Re:      Applied Power Investments II, Inc.

Ladies and Gentlemen:

         This firm is special Nevada counsel to Applied Power Investments II, Inc., a Nevada corporation (the "Company"). This opinion is furnished to you in connection with the registration statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), for the registration of $150,000,000 aggregate principal amount of 2% Convertible Senior Subordinated Debentures due 2023 (the "Debentures") of Actuant Corporation, a Wisconsin corporation (the "Actuant"), which are convertible into shares of the Company's common stock, $0.20 par value per share (the "Common Stock"). The Debentures are guaranteed by the Company and certain other subsidiaries of the Actuant (the "Guarantees"). The Debentures were issued under an Indenture dated as of November, 2004 (the "Indenture") between the Actuant and U.S. Bank National Association, as trustee.

         We have examined the Registration Statement, the Indenture, the registration rights agreement referenced in the Registration Statement, the forms of the Debentures and Guarantees, and other documents we have deemed necessary to enable us to express the opinion set forth below. In addition, we have examined and relied, to the extent we deemed proper, on certificates of officers of the Company as to factual matters, and on originals or copies certified or otherwise identified to our satisfaction, of all corporate records of the Company, instruments and certificates of public officials and other persons that we deemed appropriate. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, the genuineness of all signatures on documents reviewed by us and the legal capacity of natural persons. For the purposes of the opinions expressed herein, we also have assumed that each of the foregoing transaction documents is the valid, binding and enforceable obligation of each of the parties thereto.

         Based upon and subject to and limited by the foregoing, we are of the opinion that:

         1. The Company is a corporation duly formed, validly existing and in good standing under the laws of the State of Nevada.

Actuant Corporation                                     KOLESAR & LEATHAM, Chtd.
April 27, 2004                                              ATTORNEYS AT LAW
Page 2


         2. The Company has the power and authority to enter into the Guarantee and has taken all necessary action to authorize its execution, delivery and performance under the Guarantee.

         3. The Guarantee has been duly authorized, executed and delivered by the Company.

         The opinions set forth above are subject to the following assumptions, qualifications and limitations:

         The opinions expressed herein are limited to the laws of the State of Nevada. We express no opinion on the applicability or effect of the securities laws of the United States or State of Nevada to the transactions described in the Purchase Agreement.

         We hereby consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                            Very truly yours,

                                            KOLESAR & LEATHAM, CHTD.

                                            /S/ Kolesar & Leatham, Chtd.